UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 15, 2017

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303)  689-8837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 Item 1.03 Bankruptcy or Receivership.

On June 22, 2015, Midway Gold Corp., a British Columbia corporation (the “Registrant”), and certain of its subsidiaries and affiliates, including, MDW Pan LLP, Midway Gold US Inc., MDW Pan Holding Corp., MDW-GR Holding Corp., MDW Mine ULC, GEH (BC) Holding Inc., GEH (US) Holding Inc., Midway Services Company, MDW Gold Rock LLP, RR Exploration LLC, Nevada Talon LLC, Midway Gold Realty LLC and Golden Eagle Holding Inc. (collectively, the “Subsidiaries” and together with the Registrant, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors sought Bankruptcy Court authorization to administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Midway Gold US Inc., et al.” Case No. 15-16835MER. The Registrant, MDW Mine ULC and GEH (BC) Holding Inc., each incorporated in British Columbia, are Debtors in the Chapter 11 Cases.  In addition, Midway Gold US Inc., in its capacity as the Foreign Representative, obtained ancillary relief in Canada on behalf of all Debtors, pursuant to the Companies’ Creditors Arrangement Act (Canada) R.S.C. 1985, c. C-36, as amended (the “CCAA”) in the Supreme Court of British Columbia (the “Canadian Court”) in Vancouver, British Columbia, Canada, to recognize the Chapter 11 Cases as “foreign main proceedings” under the applicable provisions of the CCAA.

On November 15, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Revised Second Amended Joint Chapter 11 Plan of Liquidation (the “Confirmation Order”), attached as Exhibit 99.1, confirming Debtors Revised Second Amended Joint Chapter 11 Plan of Liquidation (the “Plan of Liquidation”), attached as Exhibit 99.2, under the caption “In re Midway Gold US Inc., et al.” Case No. 15-16835MER.

The Plan of Liquidation, among other things: (i) divides claims and equity interests into separate classes; (ii) specifies the property that each class is to receive, if any, under the Plan of Liquidation on account of allowed claims and interests; and (iii) contains other provisions necessary to implement the Plan of Liquidation.

The assets available for distribution under the Plan of Liquidation are comprised of: (i) Cash on hand; (ii) the Remaining Assets; (iii) the Retained Causes of Action; (iv) all proceeds of the foregoing; and (v) all other assets transferred to the Midway Liquidating Trust constituting Liquidating Trust Assets, as described in greater detail in the Disclosure Statement and the Plan of Liquidation. Except as otherwise set forth in the Plan of Liquidation, on the Effective Date all the then Equity Interests in the Debtors (including, without limitation, all notes, stock, instruments, certificates and other documents evidencing such Equity Interests) are deemed automatically cancelled and extinguished.

The Plan of Liquidation also provides for the appointment of the Liquidating Trustee and for the transfer of substantially all of the Registrant’s remaining assets to the Midway Liquidating Trust. The Liquidating Trustee will administer the Plan of Liquidation and the Midway Liquidating Trust. The Liquidating Trustee will also serve as a representative of the Registrant’s estate for the purpose of liquidating causes of action.

The Midway Liquidating Trust shall be established for the purpose of: (i) administering the Liquidating Trust Fund; (ii) resolving all Disputed Claims; (iii) pursuing the Retained Causes of Action; (iv) selling, transferring or otherwise disposing of the Remaining Assets; and (v) making all Distributions to the Beneficiaries provided for under the Plan of Liquidation, and, except as provided in the Plan of Liquidation, for all other purposes related to the administration of the Plan of Liquidation.

Key elements of the Plan of Liquidation include:

•	Funding of various reserves for payment of allowed claims;
•	Settlements with the Senior Agent, the Subordinate Agent, the Committee, Ledcor, Jacobs and Mechanic’s Lien Claimants;
•	Allocation of the GRP Sale Proceeds and other assets; and

•	Satisfaction of all allowed claims, including the twelve designated classes of claims and equity interests, on terms set forth in the Plan of Liquidation.

Additional information regarding the matters referenced above, including copies of the Plan of Liquidation and Disclosure Statement, are available at http://dm.epiq11.com/#/case/MGC/info. Capitalized terms used but not defined herein have the meaning ascribed to those terms in the Plan of Liquidation.

2 Item 9.01 Exhibits.

ExhibitDescription

99.1Order Confirming Debtors’ Revised Second Amended Joint Chapter 11 Plan of Liquidation

99.2Revised Second Amended Joint Chapter 11 Plan of Liquidation

3 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Midway Gold Corp.

DATE: November 20, 2017

  /s/ Daniel Brosious

   Daniel Brosious

   Chief Restructuring Officer